Exhibit 99.1

January 22, 2014

Securities and Exchange Commission

Division of Corporation Finance

Office of the Chief Accountant

100F Street NE

Washington, DC 20549

Re:	Lombard Medical, Inc. Registration Statement on Form F-1 Confidentially Submitted January 22, 2014 - Application for Waiver of Requirements of Form 20-F, Item 8.A.4

Ladies and Gentlemen:

On behalf of our client, Lombard Medical, Inc., a Cayman Islands exempted company with limited liabilities (the “Company”), and in connection with a proposed initial public offering of the Company’s ordinary shares, we hereby respectfully request that the Securities and Exchange Commission (the “Commission”) waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering (“IPO”) the Registration Statement on Form F-1 (the “Registration Statement”) must contain audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

At the time of initial submission on January 22, 2014, the Company’s Registration Statement contained audited financial statements for the two years ended December 31, 2011 and 2012 and unaudited financial statements for the six months ended June 30, 2012 and 2013, in each case prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board because the audited financial statements for the year ended December 31, 2013 will not be available until the end of February 2014.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the Staff’s 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) at Section III.B.c, in which the Staff notes:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrants must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

January 22, 2014

In connection with this request, we as counsel to the Company, represent to the Commission that:

1.	The Company’s operating subsidiary, for whom financial statements will be included in the F-1 Registration Statement, is currently a public reporting company on AIM, which would require the Company to prepare audited financial statements for the year ended December 31, 2013 no later than June 30, 2014.

2.	The Company’s operating subsidiary is not required by AIM nor by any jurisdiction outside the United States to prepare, and has not prepared, financial statements audited under any generally accepted auditing standards for any interim period.

3.	Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that audited financial statements for the year ended December 31, 2013 will be available until the end of February 2014, after which the Company intends to add such audited financial statements to the Registration Statement.

5.	In no event will the Company seek effectiveness of the Registration Statement if the audited financial statements contained therein are older than 15 months at the time of the offering.

We will file this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Please do not hesitate to contact Kristian Wiggert at +44 20 7067 2280 or Brian Rosenzweig at (212) 841-1108, both of Covington & Burling LLP, if you have any questions regarding the foregoing or if we can provide any additional information.

Very truly yours,

/s/ Covington & Burling LLP

Covington & Burling LLP

cc: Ian Ardill, Chief Financial Officer, Lombard Medical Technologies plc